UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

VOLCANO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 Valley Centre Drive, Suite 200 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(800) 228-4728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On June 30, 2011, Volcano Corporation (“Volcano”) entered into an Agreement of Sale (the “Agreement”) with Billerica One Fortune Drive, LLC (the “Seller”). Pursuant to the Agreement, Volcano has agreed to purchase from the Seller, on a date to be determined by the Seller upon at least 14 days prior notice to Volcano, but not later than December 29, 2011, certain real property located in Billerica, Massachusetts, including a building containing approximately 64,851 square feet located thereon (the “Property”), at a price of $7,490,000, of which Volcano has paid $250,000 as a non-refundable deposit. Volcano’s obligation to purchase the Property is subject to customary closing conditions, including completion of a due diligence investigation of the Property and Seller’s delivery to Volcano of good and marketable title to the Property. Other than with respect to the Agreement and a lease agreement for the Property between the Seller and Axsun Technologies, Inc., a wholly owned subsidiary of Volcano, there is no material relationship between Volcano or any of its affiliates and the Seller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/s/ John T. Dahldorf
John T. Dahldorf
Chief Financial Officer

Dated: July 5, 2011